Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On May 9, 2019, Occidental Petroleum Corporation (“Occidental”) and Anadarko Petroleum Corporation (“Anadarko”) entered into an Agreement and Plan of Merger (the “merger agreement”), which provides that, upon the terms and subject to the conditions set forth therein, Baseball Merger Sub 1, Inc., an indirect wholly owned subsidiary of Occidental (“Merger Subsidiary”), will merge with and into Anadarko (the “merger”), with Anadarko continuing as the surviving corporation and an indirect wholly owned subsidiary of Occidental. If the merger is completed, Anadarko stockholders will receive, in exchange for each share of Anadarko common stock, par value $0.10 per share (“Anadarko common stock”), (1) $59.00 in cash and (2) 0.2934 of a share of Occidental common stock, par value $0.20 per share (“Occidental common stock”), in each case, subject to limited adjustments as set forth in the merger agreement.

On April 30, 2019, Occidental entered into a Securities Purchase Agreement with Berkshire Hathaway Inc. (“Berkshire Hathaway”) pursuant to which, subject to the terms and conditions set forth therein, including completion of the merger, Occidental agreed to issue and sell to Berkshire Hathaway, and Berkshire Hathaway agreed to purchase from Occidental for an aggregate purchase price of $10 billion in cash (the “Berkshire Hathaway investment”): (1) 100,000 shares of a new series of cumulative perpetual preferred stock of Occidental, having a face value of $100,000 per share (the “series A preferred stock”), and (2) a warrant to purchase 80.0 million shares of Occidental’s common stock at an exercise price of $62.50 per share. Dividends on the series A preferred stock will accrue on the face value at a rate per annum of 8% but will be paid only when, as and if declared by Occidental’s Board of Directors out of legally available funds.

In connection with the merger, Occidental and TOTAL S.A. (“Total”) entered into a binding memorandum of understanding, dated May 3, 2019, pursuant to which Occidental has agreed to sell to Total all of the assets, liabilities, businesses and operations of Anadarko in Algeria, Ghana, Mozambique and South Africa for $8.8 billion in cash, on a cash-free, debt-free basis (the “Total transaction”). The Total transaction is conditioned on the completion of the merger, the execution and delivery of a definitive purchase agreement, and the receipt of required regulatory approvals, as well as other customary closing conditions.

On June 3, 2019, Occidental entered into an $8.8 billion term loan credit agreement (the “term loan credit agreement”) with Citibank, N.A., as administrative agent, and certain financial institutions party thereto, as lenders (the “term loan lenders”), pursuant to which, subject to the terms and conditions set forth therein, including completion of the merger, the term loan lenders committed to provide (i) a 364-day senior unsecured term loan facility in an aggregate principal amount of up to $4.4 billion and (ii) a two-year senior unsecured term loan facility in an aggregate principal amount of up to $4.4 billion, the proceeds of which will be used to partially finance the merger and pay related fees and expenses.

Also in connection with the merger, Occidental has obtained commitments (the “bridge loan commitments”) from certain financial institutions to provide, subject to completion of the merger and other customary conditions, a 364-day senior unsecured bridge loan facility in an aggregate principal amount of up to $13.0 billion. Such commitments will be reduced to the extent that Occidental obtains certain other debt financing or debt financing commitments, completes certain issuances of equity, equity-linked or hybrid debt-equity securities or completes certain asset sales (subject to customary reinvestment rights).

The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) presented below have been prepared from the respective historical consolidated financial statements of Occidental and Anadarko and have been adjusted to reflect (i) the completion of the merger, (ii) Occidental’s incurrence of $21.8 billion of new indebtedness to finance a portion of the cash merger consideration, (iii) the Berkshire Hathaway investment and (iv) the Total transaction (collectively, the “transactions”). The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) is presented as if the transactions had been completed on June 30, 2019. The unaudited pro forma combined statements of operations (the “pro forma statements of operations”) for the year ended December 31, 2018, and for the six months ended June 30, 2019, are presented as if the transactions had been completed on January 1, 2018.

The pro forma financial statements have been prepared from, and should be read in conjunction with, (i) the unaudited consolidated financial statements of Occidental contained in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, (ii) the unaudited consolidated financial statements of Anadarko contained in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, (iii) the audited consolidated financial statements of Occidental contained in its Annual Report on Form 10-K for the year ended December 31, 2018, (iv) the audited consolidated financial statements of Anadarko contained in its Annual Report on Form 10-K for the year ended December 31, 2018 and (v) Anadarko’s Form 8-K filed on May 15, 2019 in order to recast the segment information included in Anadarko’s Annual Report on Form 10-K for the year ended December 31, 2018, following a change in its reportable segments during the three months ended March 31, 2019. Certain of Anadarko’s historical amounts have been reclassified to conform to Occidental’s financial statement presentation.

The pro forma financial statements have been prepared to reflect adjustments to Occidental’s historical consolidated financial information that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the statements of operations only, expected to have a continuing impact on Occidental’s results.

The pro forma financial statements reflect the following pro forma adjustments, based on available information and certain assumptions that Occidental believes are reasonable:
•	The merger contemplated by the merger agreement under the acquisition method of accounting;
•	the assumed conversion of each share of Anadarko common stock into $59.00 in cash (without interest) and 0.2934 of a share of Occidental common stock in accordance with the merger agreement;
•	the conversion of Anadarko’s outstanding stock-based awards into Occidental stock-based awards, merger consideration and/or cash in accordance with the merger agreement;
•	the assumption of liabilities for expenses related to the transactions;
•
the incurrence by Occidental of $21.8 billion of new indebtedness to finance a portion of the cash merger consideration, consisting of (i) $8.8 billion in term loans incurred under the term loan credit agreement, with maturities of 364 days and two years, and (ii) $13.0 billion in long-term debt issued or incurred in lieu of borrowings pursuant to, and which would reduce to $0 the bridge loan commitments, with maturities of up to thirty years;

•
the issuance and sale by Occidental pursuant to the Berkshire Hathaway investment of 100,000 shares of series A preferred stock and a warrant to acquire 80,000,000 shares of Occidental common stock for an aggregate purchase price of $10 billion; and

•
the sale of Anadarko’s assets, liabilities, businesses and operations in Algeria, Ghana, Mozambique and South Africa to Total for $8.0 billion, net of a transfer tax liability of $0.8 billion, on a cash-free, debt-free basis pursuant to the Total transaction, presented initially as held for sale for preliminary purchase price allocations, and the use of proceeds therefrom to pay down indebtedness.

The pro forma financial statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other integration costs expected to result from the merger.

The pro forma financial statements have been prepared using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Occidental treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that, as of the date hereof, have yet to commence or progress to a stage where there is sufficient information for a definitive measure. As indicated in the pro forma financial statements and under “Estimated Purchase Price and Allocation” below, Occidental has performed a preliminary valuation analysis of the fair value of Anadarko’s assets to be acquired and liabilities to be assumed and has made certain adjustments to the historical book values of the assets and liabilities of Anadarko to reflect preliminary estimates of the fair values necessary to prepare the pro forma financial statements, with the excess of the purchase price over the adjusted historical net assets of Anadarko recorded as goodwill. Occidental will perform a detailed review of Anadarko’s accounting policies in connection with the completion of the merger and, as of the date hereof, has not yet identified all adjustments, if any, necessary to conform Anadarko’s financial records to Occidental’s accounting policies. Accordingly, the pro forma financial statements and pro forma adjustments are preliminary and have been made solely for the purpose of providing the pro forma financial statements. Amounts used in these pro forma financial statements will differ from ultimate amounts once Occidental has determined the final allocation of the purchase price and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting policy changes for Anadarko.  Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or consolidated financial position of Occidental would have been had the transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. This unaudited pro forma condensed combined financial data is presented for illustrative purposes only and the actual financial condition and results of operations of Occidental following the completion of the merger may differ materially.

The pro forma financial statements and related notes should be read in conjunction with the separate historical consolidated financial statements and related notes of each of Occidental and Anadarko included in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Reports on Form 10-Q for the quarter ended June 30, 2019.

Estimated Purchase Price and Allocation

The estimated aggregate value of the purchase price is approximately $37.2 billion based on the closing price of Occidental common stock of $51.59 on July 26, 2019, the last practicable trading date prior to the date hereof, and assuming an exchange ratio of 0.2934 of a share of Occidental common stock per share of Anadarko common stock. The value of the purchase price will fluctuate based upon changes in the share price of Occidental’s common stock and the number of Anadarko’s common shares, stock options and other stock-based awards outstanding on the closing date. In addition, the exchange ratio may be decreased, and the cash portion of the merger consideration may be increased, in certain limited circumstances described in the merger agreement.

Estimated Purchase Price

The following table summarizes the estimated common stock outstanding including shares underlying Anadarko stock-based awards and the components of the estimated purchase price:

in millions of dollars and shares, except for per share amounts and exchange ratio*	Total shares outstanding
Estimated shares of Anadarko common stock outstanding	502.4
Plus: estimated shares underlying Anadarko stock-based awards	1.6
504.0
Less: estimated shares underlying Anadarko stock-based awards - unvested	(3.8)
Total shares of common stock and shares underlying Anadarko stock-based awards eligible for merger consideration**	500.2

Total shares of common stock and shares underlying Anadarko stock-based awards eligible for merger consideration	500.2
Cash consideration (per share of common stock and shares underlying Anadarko stock-based awards eligible for merger consideration)	$59.00
Estimated cash portion of aggregate merger consideration	$29,510
Estimated cash paid to settle shares underlying Anadarko stock-based awards per the merger agreement***	$133
Cash portion of estimated purchase price	$29,643

Total shares of common stock and shares underlying Anadarko stock-based awards eligible for merger consideration	500.2
Exchange ratio (per share of Anadarko common stock)	0.2934
Estimated total shares of Occidental common stock to be issued	146.8
Assumed share price of Occidental common stock	$51.59
Stock portion of estimated purchase price	$7,571
Total estimated purchase price	$37,214
*	The final purchase price per share and corresponding total consideration will be determined on the closing date of the merger.
**	Includes vested Anadarko RSU awards and Anadarko RS awards.
***	The estimated cash payable to settle shares underlying Anadarko stock-based awards per the merger agreement is based on the amounts attributable to pre-merger service.

Occidental anticipates incurring approximately $21.8 billion of new indebtedness and issuing the series A preferred stock and a warrant to acquire Occidental common stock for an aggregate purchase price of $10 billion pursuant to the Berkshire Hathaway investment to finance a portion of the cash purchase price.

Purchase Price Sensitivity

The table below illustrates the potential impact to the total estimated purchase price resulting from a 10% increase or decrease in the assumed share price of Occidental’s common stock of $51.59. For purposes of this calculation, the stock portion of the estimated purchase price is based on the number of shares of Anadarko common stock outstanding and the estimated shares underlying Anadarko stock-based awards, in each case reflected in the table above, but is subject to change based on the actual outstanding shares of Anadarko common stock and Anadarko stock based awards at the time of the closing of the merger.

in millions	10% increase in Occidental share price	10% decrease in Occidental share price
Cash portion of estimated purchase price	$29,643	$29,643
Stock portion of estimated purchase price	8,328	6,814
Total estimated purchase price	$37,971	$36,457

From May 3, 2019, the last trading day before the public announcement of Occidental’s final proposal to acquire Anadarko, to July 26, 2019, the last practicable trading day prior to the date hereof, the preliminary value of the purchase price to be transferred decreased by approximately $930 million, as a result of the decrease in the share price for Occidental’s common stock from $57.95 to $51.59. Changes in the purchase price would result in a re-evaluation of the preliminary purchase price allocation; specifically to the values determined for property, plant and equipment, intangibles and goodwill.

Preliminary Purchase Price Allocation

The preliminary allocation of the estimated purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments for the fair value of Anadarko’s assets and liabilities. The final allocation will be determined as of the closing of the merger once Occidental has determined the final purchase price and completed the detailed valuation analysis and calculations necessary to finalize the required purchase price allocations. The final allocation could differ materially from the preliminary allocation used in these pro forma financial statements and related pro forma adjustments.

Occidental has performed a preliminary valuation analysis of the fair market value of the Anadarko assets to be acquired and liabilities to be assumed and the related allocations to such items of the estimated purchase price. The following table summarizes the allocation of the preliminary estimated purchase price:

in millions	As of June 30, 2019
Fair value of assets acquired:
Cash		$1,352
Current held for sale assets related to Anadarko’s Africa assets	$810
Property, plant and equipment held for sale related to Anadarko’s Africa assets	9,132
Total assets held for sale[1]	$9,942	9,942

Trade receivables, net		1,498
Inventories		541
Other current assets		72
Executives and Directors Benefits Trust		482
Investment in unconsolidated entities		1,407
Property, plant and equipment attributable to Anadarko, excluding WES		49,295
Property, plant and equipment attributable to WES		10,500
Operating lease assets		481
Intangible assets		3,184
Long-term receivables and other assets, net		263
Amount attributable to assets acquired		79,017

Fair value of liabilities assumed:
Current liabilities		$3,327
Current held for sale liabilities related to Anadarko’s Africa liabilities	$1,142
Fair value adjustment for Anadarko’s Africa liabilities held for sale	800
Liabilities held for sale[1]	$1,942	1,942

Debt attributable to Anadarko, excluding WES		12,767
Debt attributable to WES		7,502
Deferred income taxes, net		9,562
Asset retirement obligations		2,721
Other long term liabilities		4,208
Amount attributable to liabilities assumed		$42,029

Fair value of noncontrolling interests in WES[2]:		$5,659

Fair value of net assets acquired:		$31,329
Goodwill as of June 30, 2019:		$5,885
Total Purchase Price:		$37,214
[1]
Anadarko’s liabilities, businesses and operations in Algeria, Ghana, Mozambique, and South Africa held for sale pursuant to the Total transaction (“Anadarko’s Africa assets” or “Anadarko’s Africa liabilities”, as applicable) totals to $8.0 billion, net of a transfer tax liability of $0.8 billion.

[2]
Noncontrolling interests associated with Anadarko’s consolidated subsidiary, Western Midstream Partners, LP (“WES”), a publicly traded limited partnership. Net assets acquired from WES were valued using a share price of $27.00, fluctuations in the share price could result in changes to the net assets and noncontrolling interests above.

The preliminary pro forma fair value of crude oil and natural gas properties to be acquired includes the following:

in millions	As of June 30, 2019
Proved properties	$19,227
Unproved properties	28,271
Pro forma fair value of properties acquired	$47,498

Changes in future commodity prices, reserve estimates, other changes in cost assumptions and other facts and circumstances existing on the closing date of the merger compared to the date of these pro forma financial statements could result in changes to the fair value of the assets identified above.

Occidental estimated the fair value adjustment to increase Anadarko’s consolidated debt to fair value would be $2.3 billion based on prevailing market prices. Occidental has estimated that the fair value adjustment to increase deferred tax liabilities, net would be $7.3 billion, relating to estimated fair value adjustments at the estimated statutory tax rate for the combined company. Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the identified assets to be acquired and liabilities assumed. Goodwill is not amortized, but rather is subject to impairment testing on at least an annual basis.

Total assets held for sale and liabilities held for sale represent the anticipated divestiture of Anadarko’s Africa assets in the Total transaction for $8.0 billion, net of a transfer tax liability of $0.8 billion. The Total transaction is conditioned on the completion of the merger, the execution and delivery of a definitive purchase agreement, and the receipt of required regulatory approvals, as well as other customary closing conditions.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
June 30, 2019

in millions	Occidental historical	Anadarko historical	Reclassified balances		Issuance of debt and preferred shares		Acquisition accounting		Anadarko’s Africa assets sale and debt settlement		Occidental combined pro forma
Current Assets
Cash and cash equivalents	$1,751	$1,394	$—		$21,689	(a)	$(463	) (a)	$8,000	(a)	$4,270
					10,000	(a)	(29,259	) (a)	(8,800)	(a)
									(42)	(b)
Trade receivables, net	5,273	1,779	—		—		—		(281)	(b)	6,771
Assets held for sale	—	—	—		—		—		9,942	(b)	—
									(9,942)	(b)
Inventories	1,582	224	386	(c)	—		—		(69)	(b)	2,123
Other current assets	819	74	—		(50	) (d)	—		(2)	(b)	841
Total current assets	9,425	3,471	386		31,639		(29,722)		(1,194)		14,005

Investments in unconsolidated entities	1,777	—	1,407	(c)	—		—		—		3,184
Property, plant and equipment, net	32,115	29,091	—		—		39,836	(e)	(9,132)	(b)	91,910
Operating lease assets	681	—	540	(c)	—		—		(59)	(b)	1,162
Intangible assets	—	825	—		—		2,359	(e)	—		3,184
Goodwill	—	4,789	—		—		1,096	(e)	—		5,885
Long-term receivables and other assets, net	772	2,953	(2,333	) (c)	—		—		(357)	(b)	1,035
Total Assets	$44,770	$41,129	$—		$31,639		$13,569		$(10,742)		$120,365
See accompanying notes to unaudited pro forma financial statements.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
June 30, 2019

in millions	Occidental historical	Anadarko historical	Reclassified balances		Issuance of debt and preferred shares		Acquisition accounting		Anadarko’s Africa assets sale and debt settlement		Occidental combined pro forma
Current liabilities
Current maturities of long-term debt	$116	$31	—		$4,400	(f)	—		$(4,400	) (a)	$120
									(27	) (b)
Current lease liabilities	252	—	249	(c)	—		—		(20	) (b)	481
Accounts payable	5,445	1,896	—		—		—		(275	) (b)	7,066
Accrued liabilities	2,067	1,562	54	(c)	—		702	(e)	(903	) (b)	3,482
Liabilities held for sale	—	—	—		—		—		(1,942	) (b)	—
									1,942	(b)
Current asset retirement obligation	—	303	(303	) (c)	—		—		—		—
Total current liabilities	7,880	3,792	—		4,400		702		(5,625)		11,149

Long-term Debt, net	10,155	18,198	—		17,339	(f)	2,257	(e)	(4,400	) (a)	43,359
									(190	) (b)

Deferred Credits and other liabilities
Deferred domestic and foreign income taxes, net	950	2,555	—		—		7,276	(g)	(269	) (b)	10,512
Asset retirement obligations	1,433	2,879	—		—		—		(158	) (b)	4,154
Pension and postretirement obligations	819	—	953	(c)	—		—		—		1,772
Environmental remediation reserves	764	—	80	(c)	—		—		—		844
Lease liabilities	445	—	308	(c)	—		—		(38	) (b)	715
Other	977	4,374	(1,341	) (c)	431	(d)	(66	) (e)	(62	) (b)	4,313
	5,388	9,808	—		431		7,210		(527)		22,310
Stockholders’ Equity
Common stock, at par value	179	58	—		—		(29	) (h)	—		208
Treasury stock	(10,653)	(4,892)	—		—		4,794	(h)	—		(10,751)
Preferred stock, at par value	—	—	—		—	(d)	—		—		—
Additional paid-in capital	8,157	13,135	—		9,519	(d)	(5,593	) (h)	—		25,218
Retained earnings	23,848	(149)	—		(50	) (f)	(252	) (h)	—		23,397
Accumulated other comprehensive loss	(184)	(379)	—		—		379	(h)	—		(184)
Total stockholders’ equity	21,347	7,773	—		9,469		(701)		—		37,888
Noncontrolling interests	—	1,558	—		—		4,101	(h)	—		5,659
Total Equity	21,347	9,331	—		9,469		3,400		—		43,547

Total Liabilities and Equity	$44,770	$41,129	$—		$31,639		$13,569		$(10,742)		$120,365
See accompanying notes to unaudited pro forma financial statements.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS
SIX MONTHS ENDED JUNE 30, 2019

in millions	Occidental historical	Anadarko historical	Reclassified balances		Issuance of debt and preferred shares		Acquisition accounting		Anadarko’s Africa assets sale and debt settlement		Occidental combined pro forma

Revenues and other income
Net Sales	$8,424	$6,482	$(144	) (c)	$—		$(5	) (i)	$(1,083	) (b)	$13,674
Interest, dividends and other income	119	—	—		—		—		—		119
Gain on sale of assets, net	22	178	(123	) (c)	—		—		—		77
	8,565	6,660	(267)		—		(5)		(1,083)		13,870

Costs and other deductions
Cost of sales	2,731	—	1,475	(c)	—		(5	) (i)	—		4,201
Purchased commodities	796	—	—		—		—		—		796
Oil and gas operating	—	599	(517	) (c)	—		—		(82	) (b)	—
Oil and gas transportation	—	444	(428	) (c)	—		—		(16	) (b)	—
Gathering, processing and marketing	—	530	(530	) (c)	—		—		—		—
Selling, general and administrative expenses	303	635	(313	) (c)	—		—		(21	) (b)	604
Other operating and non-operating expenses	498	29	343	(c)	—		—		—		870
Taxes other than on income	234	381	—		—		—		(178	) (b)	437
Depreciation, depletion and amortization	2,004	2,242	—		—		174	(j)	(231	) (b)	4,189
Anadarko transaction-related costs	50	1,042	—		—		(1,092	) (j)	—		—
Exploration expense	71	139	—		—		—		(3	) (b)	207
Losses on derivatives, net	—	—	423	(c)	—		—		—		423
Interest and debt expense, net	251	—	486	(c)	308	(f)	(14	) (f)	—		1,031
	6,938	6,041	939		308		(937)		(531)		12,758
Income before income taxes and other items	1,627	619	(1,206)		(308)		932		(552)		1,112
Interest expense	—	(502)	486	(c)	—		—		16	(b)	—
(Gains) losses on derivatives, net	—	(567)	567	(c)	—		—		—		—
Other expense	—	(24)	30	(c)	—		—		(6	) (b)	—
(Provision) benefit for domestic and foreign income taxes	(531)	(375)	—		71	(m)	32	(m)	295	(b)	(508)
Income from equity investments	170	—	123	(c)	—		—		—		293
Net income	$1,266	$(849)	$—		$(237)		$964		$(247)		$897
Net income (loss) attributable to noncontrolling interests	—	191	—		—		(19	) (e,j)	—		172
Preferred stock dividend	—	—	—		400	(d)	—		—		400
Net income (loss) attributable to Common Shareholders	$1,266	$(1,040)	$—		$(637)		$983		$(247)		$325

Basic Earnings per Common Share(k)	$1.68										$0.36
Diluted Earnings per Share (k)	$1.68										$0.36
Weighted Average Number of Shares Outstanding:
Basic	748.7						144.8	(k)			893.5
Diluted	750.0						144.8	(k)			894.8
See accompanying notes to unaudited pro forma financial statements.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS
YEAR ENDED DECEMBER 31, 2018

in millions	Occidental historical	Anadarko historical	Reclassified balances		Issuance of debt and preferred shares		Acquisition accounting		Anadarko’s Africa assets sale and debt settlement		Occidental combined pro forma

Revenues and other income
Net Sales	$17,824	$13,070	$(213	) (c)	$—		(2	) (i)	$(2,433	) (b,l)	$28,246
Interest, dividends and other income	136	—	50	(c)	—		—		—		186
Gain (loss) on sale of assets, net	974	312	(180	) (c)	—		—		43	(b,l)	1,149
	18,934	13,382	(343)		—		(2)		(2,390)		29,581
											—
Costs and other deductions
Cost of sales	6,515	—	2,791	(c)	—		(2	) (i)	—		9,304
Purchased commodities	53	—	—		—		—		—		53
Oil and gas operating	—	1,153	(900	) (c)	—		—		(253	) (b,l)	—
Oil and gas transportation	—	878	(844	) (c)	—		—		(34	) (b)	—
Gathering, processing and marketing	—	1,047	(1,047	) (c)	—		—		—		—
Selling, general and administrative expenses	585	1,084	(479	) (c)	—		—		(27	) (b)	1,163
Other operating and non-operating expenses	1,028	262	590	(c)	—		—		(29	) (b,l)	1,851
Taxes other than on income	439	826	—		—		—		(411	) (b,l)	854
Depreciation, depletion and amortization	3,977	4,254	—		—		345	(j)	(601	) (b)	7,975
Asset impairments and related items	561	800	—		—		—		—		1,361
Exploration expense	110	459	—		—		—		(6	) (b)	563
(Gain) losses on derivatives, net	—	—	(83	) (c)	—		—		—		(83)
Interest and debt expense, net	389	—	884	(c)	617	(f)	86	(f)	—		1,976
	13,657	10,763	912		617		429		(1,361)		25,017
Income before income taxes and other items	5,277	2,619	(1,255)		(617		(431)		(1,029)		4,564
Interest expense	—	(947)	884	(c)	—		—		63	(b,l)	—
(Gain) losses on derivatives, net	—	(130)	130	(c)	—		—		—		—
Other expense, net	—	(57)	61	(c)	—		—		(4	) (b)	—
(Provision) benefit for domestic and foreign income taxes	(1,477)	(733)	—		142	(m)	75	(m)	572	(b,l)	(1,421)
Income from equity investments	331	—	180	(c)	—		—		—		511
Net income	4,131	752	—		(475)		(356)		(398)		3,654
Net income (loss) attributable to noncontrolling interests	—	137	—		—		(97	) (e,j)	—		40
Preferred stock dividend	—	—	—		800	(d)	—		—		800
Net income (loss) attributable to Common Shareholders	$4,131	$615	$—		$(1,275)		$(259)		$(398)		$2,814

Basic Earnings per Common Share(k)	$5.40										$3.08
Diluted Earnings per Share (k)	$5.39										$3.03
Weighted Average Number of Shares Outstanding:
Basic	761.7						144.8	(k)			906.5
Diluted	763.3						158.4	(k)			921.7
See accompanying notes to unaudited pro forma financial statements.

NOTES TO PRO FORMA FINANCIAL STATEMENTS

a)	Reflects sources of/(uses of) cash upon the completion of the merger as follows:

in millions	As of June 30, 2019
Issuance of $21.8 billion in new indebtedness	$21,800
Issuance costs related to new indebtedness	(111)
Net cash from issuance of indebtedness	$21,689

Cash proceeds from issuance of series A preferred stock	$10,000

Merger-related transaction costs[1]	$(322)
Post-merger consideration paid in respect of Anadarko stock-based awards	(141)
Merger related costs	$(463)

Cash portion of estimated purchase price	$(29,643)
Estimated cash portion of purchase price to Anadarko’s consolidated Executives and Directors Benefits Trust	384
Cash portion of estimated purchase price	$(29,259)

Estimated net proceeds from anticipated divestiture of Anadarko’s Africa assets pursuant to the Total transaction	$8,000

Use of proceeds from anticipated divestiture and other sources to pay down indebtedness - current	$(4,400)
Use of proceeds from anticipated divestiture and other sources to pay down indebtedness - long term	(4,400)
Total use of proceeds from anticipated divestiture and other sources to pay down indebtedness	$(8,800)
[1]
Represents an estimate of merger-related transaction costs, including fees related to advisory, legal, investment banking and other professional services, all of which are directly attributable to the merger. These are non-recurring charges and have been excluded from the unaudited pro forma condensed combined statements of operations.

b)	Reflects the anticipated divestiture of Anadarko’s Africa assets pursuant to the Total transaction which are initially classified as held for sale in the preliminary purchase price allocation:

in millions	As of June 30, 2019
Cash and cash equivalents	$42
Trade receivables, net	281
Inventories	69
Other current assets	2
Property, plant and equipment, net	9,132
Operating lease assets	59
Long-term receivables and other assets, net	357
Assets held for sale	$9,942

Current maturities of long-term debt - finance leases	$27
Current lease liabilities	20
Accounts payable	275
Accrued liabilities	903
Long-term debt, net - finance leases	190
Deferred domestic and foreign income taxes	269
Asset retirement obligations	158
Lease liabilities	38
Other	62
Liabilities held for sale	$1,942
Net held for sale	$8,000

The following table includes the elimination of revenue and expense items for the six months ended June 30, 2019 and year ended December 31, 2018 related to Anadarko’s Africa assets:

in millions	Six months ended June 30, 2019	Year ended December 31, 2018
Revenues and other income
Net sales	$(1,083)	$(2,411)
Loss on sale of assets, net	—	10
	(1,083)	(2,401)
Costs and other deductions
Oil and gas operating	(82)	(246)
Oil and gas transportation	(16)	(34)
Selling, general and administrative expenses	(21)	(27)
Other operating and non-operating expenses	—	(8)
Taxes other than on income	(178)	(405)
Depreciation, depletion and amortization	(231)	(601)
Exploration expense	(3)	(6)
	(531)	(1,327)
Income before income taxes and other items	(552)	(1,074)
Interest expense	16	61
Other expense, net	(6)	(4)
Provision for domestic and foreign income taxes	295	583
Total effect to net income	$(247)	$(434)

c)	The following reclassifications were made to conform Anadarko’s historical financial results to Occidental’s presentation on the pro forma financial statements:

Balance Sheet	As of June 30, 2019
in millions	Reclassification from	Reclassification to
Assets
Inventories	$—	$386
Investments in unconsolidated entities	—	1,407
Operating lease assets	—	540
Long-term receivables and other assets, net - investments in unconsolidated entities	(1,407)	—
Long-term receivables and other assets, net - operating lease assets	(540)	—
Long-term receivables and other assets, net - inventories	(386)	—
Liabilities
Current lease liabilities	—	249
Accrued liabilities	(249)	303
Current asset retirement obligations	(303)	—
Pension and postretirement obligations	—	953
Environmental remediation reserves	—	80
Lease liabilities	—	308
Other - lease liabilities	(308)	—
Other - pension and postretirement obligations/environmental remediation reserves	(1,033)
Total	$(4,226)	$4,226

Summary of Balance Sheet reclassifications	Decrease, net	Increase, net
Assets
Inventories	$—	$386
Investments in unconsolidated entities	—	1,407
Operating lease assets	—	540
Long-term receivables and other assets, net	(2,333)	—
Liabilities
Current lease liabilities	—	249
Accrued liabilities	—	54
Current asset retirement obligations	(303)	—
Pension and postretirement obligations	—	953
Environmental remediation reserves	—	80
Lease liabilities	—	308
Other	(1,341)	—

Income Statement	For the six months ended June 30, 2019		For the year ended December 31, 2018
in millions	Reclassification from	Reclassification to	Reclassification from	Reclassification to
Revenues and other income
Net Sales	$—	$(144)	$—	$(213)
Interest, dividends and other income	—	—	—	50
Gain on sale of assets, net	(123)	—	(180)	—

Costs and other deductions
Cost of sales	—	1,475	—	2,791
Oil and gas operating	(517)	—	(900)	—
Oil and gas transportation	(428)	—	(844)	—
Gathering, processing and marketing	(530)	—	(1,047)	—
Selling, general, and administrative expenses	(313)	—	(479)	—
Other operating and non-operating expenses	—	343	—	590
Losses on derivatives	—	423	(83)	—
Interest and debt expense, net	—	486	—	884
Income before income taxes and other items	1,665	(2,871)	3,173	(4,428)

Interest Expense	(486)	—	(884)	—
Losses on derivatives	(567)	—	(130)	—
Other expense, net	(30)	—	(61)	—
Income from equity investments	—	123	—	180
Total Reclassification	$2,748	$(2,748)	$4,248	$(4,248)

d)
Reflects the proceeds of $10 billion related to the issuance pursuant to the Berkshire Hathaway investment of 100,000 shares of series A preferred stock (par value $1.00), and a warrant (the “warrant”) to purchase 80 million shares of Occidental common stock at an exercise price of $62.50. In the second quarter of 2019 Occidental paid $50 million in preferred share issuance costs. Of the net proceeds, $9.519 billion was allocated to the issuance of the series A preferred stock, which is reflected in additional paid-in capital, and $431 million was allocated to the warrant liability classified in other liabilities. The warrant will be remeasured at fair value each reporting period with the adjustment flowing through earnings.

e)
Reflects the fair value adjustments to Anadarko’s property, plant and equipment, intangible assets, held for sale assets and liabilities related to Anadarko’s Africa assets and other assets and liabilities, including debt and goodwill. See “Estimated Purchase Price and Allocation” above.

f)	Represents pro forma adjustments to current and long-term debt, which includes:

i.
Issuance of $21.8 billion of new indebtedness, with an estimated average annual interest rate of 4.3%, yielding net proceeds of $4.4 billion and $17.3 billion in short- and long-term debt, respectively. Anticipated proceeds are net of $111 million in debt issuance costs. After giving effect to the pay down of $8.8 billion in aggregate principal amount of term loans with the proceeds from the anticipated divestiture and other sources, the estimated average annual interest rate of the remaining $13.0 billion of new indebtedness is 4.6%. Estimated interest rates are based on underlying U.S. Treasury rates adjusted for Occidental’s anticipated credit spreads across a range of maturities.

ii.
After giving effect to the pay down of $8.8 billion in aggregate principal amount of term loans, the associated pro forma interest expense and amortization on the remaining $13.0 billion of new indebtedness is approximately $308 million and $617 million for the six months ended June 30, 2019 and for the year ended December 31, 2018, respectively. A one percent change in the assumed interest rate of the $13.0 billion in new indebtedness would increase or decrease the interest expense by $65 million and $130 million for the six months ended June 30, 2019 and for the year ended December 31, 2018, respectively. In the event the $8.8 billion of term loans are not repaid and remain outstanding, pro forma interest expense would increase by approximately $168 million and $336 million for the six months ended June 30, 2019 and for the year ended December 31, 2018, respectively.

iii.
Fair value adjustment of $2.3 billion to historical Anadarko debt results in additional debt discount amortization of $43 million and $86 million for the six months ended June 30, 2019 and for the year ended December 31, 2018, respectively.

iv.
The six months ended June 30, 2019 excludes nonrecurring amortization expense of $57 million related to Occidental historical results. The remaining $50 million will be expensed in the third quarter of 2019 and is presented as a charge to retained earnings in the balance sheet as of June 30, 2019.

g)
Represents an adjustment to deferred tax liabilities, net based on the estimated statutory tax rate for the combined entity multiplied by the fair value adjustments made to assets and liabilities acquired, calculated below:

in millions	As of June 30, 2019
Fair value of Anadarko property, plant and equipment excluding Anadarko’s Africa assets	$49,295
Less: Anadarko historical value property, plant and equipment excluding Anadarko’s Africa assets	(17,656)
Fair value adjustment to increase Anadarko property, plant and equipment, net of Anadarko’s Africa assets	$31,639

Fair value of property and equipment held for sale related to Anadarko’s Africa assets	$9,132
Less: Anadarko historical value property and equipment related to Africa assets	(2,650)
Fair value adjustment to increase value related to Anadarko’s Africa assets(1)	$6,482

Fair value of WES property, plant and equipment	$10,500
Less: WES historical property, plant and equipment	(8,785)
Fair value adjustment to increase WES property, plant and equipment	$1,715

Fair value adjustment to Anadarko’s property, plant and equipment per Note (e)	$39,836

Fair value of intangible assets	$3,184
Less: WES historical intangible assets	(825)
Fair value adjustment to increase Intangible assets per Note (e)	$2,359

Fair value adjustment to increase WES property, plant and equipment	$1,715
Fair value adjustment to increase Intangible assets	2,359
Less: fair value adjustment attributable to noncontrolling interests	$(1,832)
Fair value adjustment to increase WES property, plant and equipment and intangibles	$2,242

Fair value of debt attributable to Anadarko, excluding WES, assumed by Occidental	$12,767
Less: Anadarko historical debt, excluding WES debt	(10,523)
Fair value adjustment to Anadarko debt, excluding WES debt, assumed by Occidental	$2,244
Fair value adjustment for WES debt	13
Fair value adjustment to increase debt per Note (e)	$2,257

(1) For additional information regarding the assumed transfer tax liability associated with Anadarko’s Africa assets, see “-Preliminary Purchase Price Allocation” above.

in millions	As of June 30, 2019
Fair value adjustment to increase Anadarko property, plant and equipment, net of Anadarko’s Africa assets	$31,639
Fair value adjustment to increase WES property, plant and equipment and intangibles	2,242
Fair value adjustment to Anadarko’s debt, excluding WES debt, assumed by Occidental (2)	(2,244)
$31,637
Estimated statutory domestic tax rate for the combined entity	23%
$7,276

(2) Excludes fair value adjustment to WES debt of $13 million because the impact to deferred tax liabilities net of noncontrolling interests and the estimated statutory domestic tax rate was immaterial.

h)	Reflects adjustments to eliminate Anadarko’s historical equity balances and record estimated purchase price at fair value:

in millions	As of June 30, 2019

Estimated stock portion of purchase price:
Common stock, $0.20 per share par value, expected to be issued in the merger	$29
Pro forma adjustment to paid-in capital in excess of par value for common stock expected to be issued in the merger	7,542
Estimated stock portion of purchase price of 146.8 million shares at $51.59 per share	$7,571

Equity issued for merger and elimination of Anadarko historical equity balances:
Common stock issued as part of stock consideration expected to be issued in the merger	$29
Elimination of Anadarko’s historical common stock	(58)
Pro forma adjustment to common stock	$(29)

Elimination of Anadarko’s historical treasury stock	$4,892
Equity consideration to Anadarko’s consolidated Executives and Directors Benefits Trust	(98)
Pro forma adjustment to treasury stock	$4,794

Pro forma adjustment to paid-in capital in excess of par value for common stock expected to be issued in the merger	$7,542
Elimination of Anadarko historical paid-in capital in excess of par value	(13,135)
Pro forma adjustment to paid-in capital in excess of par value	$(5,593)

Retained earnings impact for estimated merger-related transaction costs	$(260)
Retained earnings impact for post-combination expense of stock-based awards	(141)
Elimination of Anadarko historical retained earnings	149
Pro forma adjustment to retained earnings	$(252)

Elimination of Anadarko historical accumulated other comprehensive income	$379

Fair value of noncontrolling interests	$5,659
Elimination of Anadarko historical noncontrolling interests	(1,558)
Pro forma adjustment to noncontrolling interests	$4,101

i)	The following pro forma adjustments eliminate historical transactions between Anadarko and Occidental that would be treated as intercompany transactions after the merger:

i.	Elimination of $5 million in net sales and corresponding cost of sales in the pro forma statement of operations for the six months ended June 30, 2019.

ii.	Elimination of $2 million in net sales and corresponding cost of sales in the pro forma statement of operations for the year ended December 31, 2018.

j)
Reflects adjustments to income and expense as a result of purchase accounting, including historical depreciation, depletion and amortization (“DD&A”) expense related to the step up of property, plant and equipment to estimated fair value.  Pro forma DD&A expense related to the assets acquired through the merger, excluding Anadarko’s Africa assets, is $2.2 billion and $4.0 billion for the six months ended June 30, 2019 and for the year ended December 31, 2018, respectively. In addition, reflects the removal of nonrecurring acquisition costs of $1.1 billion, primarily related to the Chevron termination fee incurred by Anadarko in the second quarter of 2019.

k)
Reflects the elimination of Anadarko’s weighted-average shares outstanding and the issuance of Occidental common stock to Anadarko stockholders as part of the stock portion of the purchase price. The effect of the issuance of the warrant has been included in diluted shares. Basic and Diluted earnings per share have been reduced by $400 million and $800 million for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively, for pro forma dividends on the series A preferred stock.

in millions except per share amounts	Six months ended June 30, 2019	Year ended December 31, 2018
Basic EPS
Combined pro forma net income	$897	$3,654
Less: Income attributable to noncontrolling interests	(172)	(40)
Less: Pro forma preferred stock dividend	(400)	(800)
Combined pro forma net income attributable to Occidental common stock	325	2,814
Less: Income allocated to pro forma participating securities	(2)	(19)
Combined pro forma net income attributable to Occidental common stock, net of participating securities	$323	$2,795
Historical weighted average number of basic shares - Occidental	748.7	761.7
Pro forma shares issued to Anadarko stockholders	144.8	144.8
Pro forma weighted average common shares outstanding	893.5	906.5
Basic EPS	$0.36	$3.08
Diluted EPS
Combined pro forma net income	$897	$3,654
Less: Income attributable to noncontrolling interests	(172)	(40)
Less: Pro forma preferred stock dividend	(400)	(800)
Combined pro forma net income attributable to Occidental common stock	325	2,814
Less: Income allocated to pro forma participating securities	(2)	(19)
Combined pro forma net income attributable to Occidental common stock, net of participating securities	$323	$2,795

Pro forma weighted average common shares outstanding	893.5	906.5
Pro forma dilutive effect of potential shares	1.3	15.2
Total Pro forma diluted weighted average common shares	894.8	921.7
Diluted EPS	$0.36	$3.03

l)	The following table includes the elimination of revenue and expense items for the year ended December 31, 2018 related to Anadarko’s Alaska assets sold in the first quarter of 2018:

in millions	Year ended December 31, 2018

Revenues and other income
Net sales	$(22)
Loss on sale of assets, net	33
11

Costs and other deductions
Oil and gas operating	(7)
Other operating and non-operating expenses	(21)
Taxes other than on income	(6)
(34)
Income before income taxes and other items	45
Interest expense	2
Provision for domestic and foreign income taxes	(11)
Total effect to net income	$36

m)
The pro forma income tax adjustments included in the pro forma statements of operations for the periods ended June 30, 2019 and December 31, 2018 reflect the income tax effects of the pro forma adjustments presented. The effective tax rate of the combined company could be significantly different from what is presented in these pro forma financial statements for a variety of reasons, including post-merger activities.

Supplemental Pro Forma Crude Oil, Natural Gas Liquids (“NGLs”) and Natural Gas Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped, crude oil, NGLs and natural gas reserves as of December 31, 2018, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2018.

The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the transactions been completed on January 1, 2018 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors.

The pro forma adjustments below reflect the elimination of amounts related to Anadarko’s Africa assets.

Oil Reserves in millions of barrels (MMbbl) PROVED DEVELOPED AND UNDEVELOPED RESERVES	Occidental Historical	Anadarko Historical	Anadarko’s Africa asset sale Adjustments	Occidental Pro Forma Combined
Balance at December 31, 2017	1,515	658	(157)	2,016
Revisions of previous estimates	6	77	(12)	71
Improved recovery	189	—	—	189
Extensions and discoveries	6	104	—	110
Purchases of proved reserves	32	—	—	32
Sales of proved reserves	(12)	(34)	—	(46)
Production	(153)	(138)	31	(260)
Balance at December 31, 2018	1,583	667	(138)	2,112

DOMESTIC PROVED RESERVES	1,186	529	—	1,715
INTERNATIONAL PROVED RESERVES	397	138	(138)	397

PROVED DEVELOPED RESERVES
December 31, 2017	1,128	497	(136)	1,489
December 31, 2018	1,160	515	(123)	1,552
PROVED UNDEVELOPED RESERVES
December 31, 2017	387	161	(21)	527
December 31, 2018	423	152	(15)	560

NGL Reserves in millions of barrels (MMbbl) PROVED DEVELOPED AND UNDEVELOPED RESERVES	Occidental Historical	Anadarko Historical	Anadarko’s Africa asset sale Adjustments	Occidental Pro Forma Combined
Balance at December 31, 2017	445	243	(11)	677
Revisions of previous estimates	22	35	(1)	56
Improved recovery	47	—	—	47
Extensions and discoveries	—	28	—	28
Purchases of proved reserves	11	—	—	11
Sales of proved reserves	(3)	—	—	(3)
Production	(36)	(38)	2	(72)
Balance at December 31, 2018	486	268	(10)	744

DOMESTIC PROVED RESERVES	284	258	—	542
INTERNATIONAL PROVED RESERVES	202	10	(10)	202

PROVED DEVELOPED RESERVES
December 31, 2017	314	186	(10)	490
December 31, 2018	341	202	(10)	533
PROVED UNDEVELOPED RESERVES
December 31, 2017	131	57	(1)	187
December 31, 2018	145	66	—	211

Natural Gas Reserves in billions of cubic feet (Bcf) PROVED DEVELOPED AND UNDEVELOPED RESERVES	Occidental Historical	Anadarko Historical	Anadarko’s Africa asset sale Adjustments	Occidental Pro Forma Combined
Balance at December 31, 2017	3,831	3,230	(37)	7,024
Revisions of previous estimates	166	220	—	386
Improved recovery	347	—	—	347
Extensions and discoveries	4	190	—	194
Purchases of proved reserves	69	—	—	69
Sales of proved reserves	(14)	(15)	—	(29)
Production	(308)	(395)	5	(698)
Balance at December 31, 2018	4,095	3,230	(32)	7,293

DOMESTIC PROVED RESERVES	1,445	3,198	—	4,643
INTERNATIONAL PROVED RESERVES	2,650	32	(32)	2,650

PROVED DEVELOPED RESERVES
December 31, 2017	2,924	2,664	(24)	5,564
December 31, 2018	3,004	2,588	(24)	5,568
PROVED UNDEVELOPED RESERVES
December 31, 2017	907	566	(13)	1,460
December 31, 2018	1,091	642	(8)	1,725

Total Reserves in millions of BOE (MMBOE) PROVED DEVELOPED AND UNDEVELOPED RESERVES	Occidental Historical	Anadarko Historical	Anadarko’s Africa asset sale Adjustments	Occidental Pro Forma Combined
Balance at December 31, 2017	2,598	1,439	(174)	3,863
Revisions of previous estimates	56	149	(13)	192
Improved recovery	294	—	—	294
Extensions and discoveries	7	164	—	171
Purchases of proved reserves	54	—	—	54
Sales of proved reserves	(17)	(37)	—	(54)
Production	(240)	(242)	34	(448)
Balance at December 31, 2018	2,752	1,473	(153)	4,072

DOMESTIC PROVED RESERVES	1,711	1,320	—	3,031
INTERNATIONAL PROVED RESERVES	1,041	153	(153)	1,041

PROVED DEVELOPED RESERVES
December 31, 2017	1,928	1,127	(150)	2,905
December 31, 2018	2,002	1,148	(137)	3,013
PROVED UNDEVELOPED RESERVES
December 31, 2017	670	312	(24)	958
December 31, 2018	750	325	(16)	1,059

Standardized measure of discounted future net cash flows

The following tables present the estimated pro forma discounted future net cash flows at December 31, 2018. The pro forma standardized measure information set forth below gives effect to the transactions as if the transactions had been completed on January 1, 2018. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows” reported in Anadarko’s and Occidental’s respective Annual Reports on Form 10-K for the year ended December 31, 2018; an explanation of the underlying methodology applied, as required by SEC regulations, can be found within the applicable Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2018. Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the transactions been completed on January 1, 2018 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors.

Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that  might have occurred had the transactions been completed on January 1, 2018 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors.

The pro forma adjustments below reflect the elimination of amounts related to the contingent sale of Anadarko’s Africa assets.

in millions	Occidental Historical	Anadarko Historical	Anadarko’s Africa asset sale Adjustments	Occidental Pro Forma Combined
AT DECEMBER 31, 2018
Future cash inflows	$112,575	$59,598	$(10,058)	$162,115
Future costs
Production costs and other operating expenses	(45,655)	(22,788)	3,073	(65,370)
Development costs	(11,963)	(5,660)	444	(17,179)
Future income tax expense	(8,633)	(7,596)	2,728	(13,501)
Future net cash flows	46,324	23,554	(3,813)	66,065
Ten percent discount factor	(22,863)	(6,412)	806	(28,469)
Standardized measure of discounted future net cash flows	$23,461	$17,142	$(3,007)	$37,596

Changes in the standardized measure of discounted future net cash flows from proved reserve quantities

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved crude oil, NGLs and natural gas reserves for the year ended December 31, 2018 are as follows:

in millions	Occidental Historical	Anadarko Historical	Anadarko’s Africa asset sale Adjustments	Occidental Pro Forma Combined
Beginning of year	$16,220	$11,660	$(2,172)	$25,708
Sales and transfers of oil and gas produced, net of production costs and other operating expenses	(7,828)	(8,360)	1,703	(14,485)
Net change in prices received per barrel, net of production costs and other operating expenses	9,482	6,198	(2,351)	13,329
Extensions, discoveries and improved recovery, net of future production and development costs	3,378	3,429	—	6,807
Change in estimated future development costs	(3,463)	(1,833)	(124)	(5,420)
Revisions of quantity estimates	664	4,352	(329)	4,687
Previously estimated development costs incurred during the period	1,943	2,763	(86)	4,620
Accretion of discount	1,551	1,543	(382)	2,712
Net change in income taxes	(1,182)	(1,729)	461	(2,450)
Purchases and sales of reserves in place, net (a)	347	(412)	—	(65)
Changes in production rates and other	2,349	(469)	273	2,153
Net change	7,241	5,482	(835)	11,888
End of year	$23,461	$17,142	$(3,007)	$37,596
(a)	Purchases of $5 million and sales of $417 million for Anadarko Historical combined above.